SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)           December 12, 2000


                          THE PROCTER & GAMBLE COMPANY
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             (Exact name of registrant as specified in its charter)


    Ohio                          1-434                       31-0411980
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(State or other            (Commission File Number)           (IRS Employer
jurisdiction of                                               Identification
incorporation)                                                Number)


One Procter & Gamble Plaza, Cincinnati, Ohio                  45202
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code   (513) 983-1100
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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE


          This disclosure is being made pursuant to Regulation FD.

          The Procter & Gamble Company (the "Company") today stated that it continues to be comfortable with its prior guidance on the December quarter and for Fiscal Year 2001. On October 31, 2000, the Company estimated that October-December earnings per share would be in the range of $0.91 to $0.93, up mid-single digits vs. the prior year's December quarter. Additionally, The Company estimated that Fiscal 2001 earnings per share would increase +7 to +10%.

          This disclosure contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. There are certain factors that could cause results to differ materially from those anticipated by some of the statements made. These include achievement of the business unit volume and income growth projections, the achievement of the company's cost containment goals, and the timely divestiture of assets within the company's ongoing minor brand divestiture program, as well as factors listed in Management's Discussion and Analysis of Financial Condition and Results of Operations in the company's most recently filed Forms 10-K and 8-Ks.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be singed on its behalf by the undersigned hereunto duly authorized.

                                       THE PROCTER & GAMBLE COMPANY


                                       /s/TERRY L. OVERBEY
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                                       Terry L. Overbey, Secretary
                                       December 12, 2000